Exhibit 4.3

SUPPLEMENTAL INDENTURE NO. 14

Dated as of February 26, 2025

SUPPLEMENTAL INDENTURE NO. 14, dated as of February 26, 2025, among FedEx Corporation, a Delaware corporation (the “Company”), and Federal Express Corporation, a Delaware corporation, Federal Express Europe, Inc., a Delaware corporation, Federal Express Holdings S.A., LLC, a Delaware limited liability company, Federal Express International, Inc., a Delaware corporation, FedEx Freight, Inc., an Arkansas corporation, and FedEx Office and Print Services, Inc., a Texas corporation (collectively, the “Guarantors”), and U.S. Bank Trust Company, National Association ((as successor in interest to U.S. Bank National Association) (as successor trustee to Wells Fargo Bank, National Association (the “Predecessor Trustee”)), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered an Indenture, dated as of October 23, 2015 (as amended or supplemented to date, the “Indenture”), to provide for the issuance by the Company from time to time, and the guarantee by the Guarantors, of the Company’s senior unsecured debt securities;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 1, dated as of October 23, 2015;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 2, dated as of March 24, 2016;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 3, dated as of April 11, 2016;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 4, dated as of January 6, 2017;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 5, dated as of January 31, 2018;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 6, dated as of October 17, 2018;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 7, dated as of January 16, 2019;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 8, dated as of January 18, 2019;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 9, dated as of July 24, 2019;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 10, dated as of August 5, 2019;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 11, dated as of April 7, 2020;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 12, dated as of April 29, 2021;

WHEREAS, the Company, the Guarantors and the Predecessor Trustee have executed and delivered Supplemental Indenture No. 13, dated as of May 4, 2021;

WHEREAS, there are currently Outstanding under the Indenture the series of Securities designated as the 3.400% Notes due 2028, the 4.200% Notes due 2028, the 3.100% Notes due 2029, the 4.250% Notes due 2030, the 2.400% Notes due 2031, the 3.250% Notes due 2041, the 4.750% Notes due 2045, the 4.550% Notes due 2046, the 4.400% Notes due 2047, the 4.050% Notes due 2048, the 4.950% Notes due 2048, the 5.250% Notes due 2050, the 0.450% Notes due 2029 and the 0.950% Notes due 2033 (collectively, the “Amended Series”);

WHEREAS, Section 9.02 of the Indenture permits the execution of supplemental indentures with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (voting as a single class) (the “Required Consents”) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture;

WHEREAS, in connection with the proposed Separation (as defined herein), the Company offered to exchange any and all outstanding notes of the Amended Series for notes issued by the Company pursuant to an Offering Memorandum and Consent Solicitation Statement, dated as of January 7, 2025 (as amended, the “Offering Memorandum and Consent Solicitation Statement”);

WHEREAS, pursuant to the Offering Memorandum and Consent Solicitation Statement, the Company solicited consents (the “Consent Solicitations”) from the Holders of the notes of the Amended Series to certain amendments to the Indenture (the “Amendments”);

WHEREAS, the Company has obtained the Required Consents to the Amendments for each of the Amended Series pursuant to the applicable Consent Solicitations, and the Company has filed with the Trustee evidence satisfactory to the Trustee of such consents; and

WHEREAS, the entry into this Supplemental Indenture No. 14 by the parties hereto is authorized by the provisions of the Indenture.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of each series of the Notes as follows:

ARTICLE 1

RELATION TO THE INDENTURE; DEFINITIONS AND

OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Relation to the Indenture. This Supplemental Indenture No. 14 constitutes an integral part of the Indenture.

Section 1.02. Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture No. 14 unless otherwise specified herein:

(a) all terms defined in this Supplemental Indenture No. 14 which are used and not otherwise defined herein shall have the meanings they are given in the Indenture; and

(b) the provisions of general application stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture No. 14, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 14 as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture No. 14.

ARTICLE 2

AMENDMENTS TO THE INDENTURE

Section 2.01. Amendment to Section 1.01 of the Indenture. Solely with respect to the Amended Series, Section 1.01 of the Indenture is hereby amended by adding the following defined term to Section 1.01 in appropriate alphabetical sequence, as follows:

“Separation” means any sale, exchange, transfer, distribution, or other disposition of assets and/or Capital Stock of one or more Subsidiaries of the Company resulting in the separation of the Company’s FedEx Freight business through the capital markets to create a new publicly traded company.

Section 2.02. Amendment to Section 12.04 of the Indenture. Solely with respect to the Amended Series, Section 12.04 of the Indenture is hereby deleted in its entirety and replaced with the following:

SECTION 12.04. Release of a Guarantor. Subject to the provisions of Section 10.07, (i) upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of a Guarantor, or of all of the Capital Stock of a Guarantor, or all, or substantially all, the assets of a Guarantor, to any Person that is not an Affiliate of the Company, such Guarantor shall be deemed to be automatically and unconditionally released and discharged from all its obligations under its Guarantee and under this Article 12 without any further action required on the part of the Trustee or any Holder and (ii) in connection with the Separation, at the time that FedEx Freight, Inc. ceases to be a Subsidiary of the Company, FedEx Freight, Inc. shall be deemed to be automatically and unconditionally released and discharged from all its obligations under its Guarantee and under this Article 12 without any further action required on the part of the Trustee or any Holder. The Trustee shall, without any further action required on the part of any Holder, deliver an appropriate instrument evidencing such release and discharge upon receipt of a Company Request accompanied by an Officers’ Certificate certifying as to compliance with this Section 12.04.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Supplemental Indenture. The Indenture, as supplemented by this Supplemental Indenture No. 14, is in all respects hereby adopted, ratified and confirmed.

Section 3.02. Effectiveness. This Supplemental Indenture No. 14 shall take effect as of the date hereof.

Section 3.03. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.04. Separability Clause. In case any provision in this Supplemental Indenture No. 14 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.

Section 3.05. Governing Law. This Supplemental Indenture No. 14 shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.06. Execution by the Trustee. The Trustee has executed this Supplemental Indenture No. 14 only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein, which shall be taken as statements of the Company and the Guarantors, and the Trustee makes no representation and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 14 or the execution hereof by any Person (other than the Trustee).

Section 3.07. Counterparts. This Supplemental Indenture No. 14 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Facsimile, PDF copies or other electronic transmission of signatures shall constitute original signatures for all purposes of this Supplemental Indenture No. 14 and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture No. 14 or any document to be signed in connection with this Supplemental Indenture No. 14 shall be deemed to include Electronic Signatures (as defined herein), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 14 to be duly executed, all as of the day and year first above written.

FedEx Corporation, as Issuer
Attest:
By:	/s/ Alana L. Griffin	By:	/s/ Trampas T. Gunter
Name:	Alana L. Griffin	Name:	Trampas T. Gunter
Title:	Assistant Secretary	Title:	Corporate Vice President, Corporate Development and Treasurer

Federal Express Corporation, as Guarantor
Attest:
By:	/s/ Alana L. Griffin	By:	/s/ Trampas T. Gunter
Name:	Alana L. Griffin	Name:	Trampas T. Gunter
Title:	Assistant Secretary	Title:	Treasurer

Federal Express Europe, Inc., as Guarantor
Attest:
By:	/s/ Alana L. Griffin	By:	/s/ Trampas T. Gunter
Name:	Alana L. Griffin	Name:	Trampas T. Gunter
Title:	Assistant Secretary	Title:	Treasurer

Federal Express Holdings S.A., LLC as Guarantor
Attest:
By:	/s/ Alana L. Griffin	By:	/s/ Trampas T. Gunter
Name:	Alana L. Griffin	Name:	Trampas T. Gunter
Title:	Assistant Secretary	Title:	Treasurer

Federal Express International, Inc., as Guarantor
Attest:
By:	/s/ Alana L. Griffin	By:	/s/ Trampas T. Gunter
Name:	Alana L. Griffin	Name:	Trampas T. Gunter
Title:	Assistant Secretary	Title:	Treasurer

FedEx Freight, Inc., as Guarantor
Attest:
By:	/s/ Alana L. Griffin	By:	/s/ Trampas T. Gunter
Name:	Alana L. Griffin	Name:	Trampas T. Gunter
Title:	Assistant Secretary	Title:	Treasurer

[Signature Page to Supplemental Indenture No. 14]

FedEx Office and Print Services, Inc., as Guarantor
Attest:
By:	/s/ Alana L. Griffin	By:	/s/ Trampas T. Gunter
Name:	Alana L. Griffin	Name:	Trampas T. Gunter
Title:	Assistant Secretary	Title:	Treasurer

U.S. Bank Trust Company, National Association, as Trustee

		By:	/s/ Ivy L. Wegener
		Name:	Ivy L. Wegener
		Title:	Vice President

U.S. Bank Europe DAC, UK Branch, as Paying Agent

		By:	/s/ Shobita Choudhury
		Name:	Shobita Choudhury
		Title:	Authorised Signatory

[Signature Page to Supplemental Indenture No. 14]